Exhibit 99.1

NEWS RELEASE

November 4, 2021	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended September 30, 2021. Net revenue was approximately $111.5 million, an increase of 21.3% from the same period in 2020. Broadcast and digital operating income1 was approximately $49.1 million, an increase of 11.2% from the same period in 2020. The Company reported operating income of approximately $34.5 million for the three months ended September 30, 2021, compared to approximately $4.0 million for the three months ended September 30, 2020. Net income was approximately $13.9 million or $0.27 per share (basic) compared to a net loss of approximately $12.8 million or $0.29 per share (basic) for the same period in 2020. Adjusted EBITDA2 was approximately $42.7 million for the three months ended September 30, 2021, compared to approximately $39.6 million for the same period in 2020.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “We had another very strong quarter, driven by double-digit advertising revenue growth in core radio, digital and Cable TV. Our digital and national syndication businesses are benefiting from continued high demand from major advertisers for our audience on a national level, and our core radio business, excluding political, increased by approximately 35% year over year. Our diversified mix of assets has helped us rebound to Adjusted EBITDA levels that exceed those of 2019, and I now feel comfortable increasing full year guidance to in the $140 - $145 million range, up from the mid $130s. Our Richmond, Virginia, One Casino and Resort project was narrowly defeated in the city referendum on November 2nd, which was both unexpected and disappointing given the substantial economic benefits we believe the project would have brought to the city. We are considering our next steps and will continue to pursue similar opportunities.”

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PAGE 2 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

RESULTS OF OPERATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$111,463	$91,912	$310,496	$262,795
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	29,226	24,202	80,829	75,684
Selling, general and administrative, excluding stock-based compensation	33,102	23,516	94,568	75,109
Corporate selling, general and administrative, excluding stock-based compensation	12,271	7,893	31,544	23,365
Stock-based compensation	53	794	478	1,455
Depreciation and amortization	2,336	2,489	6,925	7,419
Impairment of long-lived assets	—	29,050	—	82,700
Total operating expenses	76,988	87,944	214,344	265,732
Operating income (loss)	34,475	3,968	96,152	(2,937)
INTEREST INCOME	13	178	185	212
INTEREST EXPENSE	15,896	18,243	49,794	55,776
LOSS ON RETIREMENT OF DEBT	—	—	6,949	—
OTHER INCOME, net	(2,120)	(1,684)	(6,166)	(3,282)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	20,712	(12,413)	45,760	(55,219)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,257	(136)	12,366	(21,526)
CONSOLIDATED NET INCOME (LOSS)	14,455	(12,277)	33,394	(33,693)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	579	495	1,645	846
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,876	$(12,772)	$31,749	$(34,539)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,876	$(12,772)	$31,749	$(34,539)

Weighted average shares outstanding - basic[3]	51,190,105	44,175,385	49,816,663	44,738,635
Weighted average shares outstanding - diluted[4]	55,080,394	44,175,385	53,832,135	44,738,635

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PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
PER SHARE DATA - basic and diluted:	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$0.27	$(0.29)	$0.64	$(0.77)

Consolidated net income (loss) attributable to common stockholders (diluted)	$0.25	$(0.29)	$0.59	$(0.77)

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$49,135	$44,194	$135,099	$112,002
Broadcast and digital operating income margin (% of net revenue)	44.1%	48.1%	43.5%	42.6%

Broadcast and digital operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$13,876	$(12,772)	$31,749	$(34,539)
Add back non-broadcast and digital operating income items included in consolidated net income (loss):
Interest income	(13)	(178)	(185)	(212)
Interest expense	15,896	18,243	49,794	55,776
Provision for (benefit from) income taxes	6,257	(136)	12,366	(21,526)
Corporate selling, general and administrative expenses	12,271	7,893	31,544	23,365
Stock-based compensation	53	794	478	1,455
Loss on retirement of debt	—	—	6,949	—
Other income, net	(2,120)	(1,684)	(6,166)	(3,282)
Depreciation and amortization	2,336	2,489	6,925	7,419
Noncontrolling interest in income of subsidiaries	579	495	1,645	846
Impairment of long-lived assets	—	29,050	—	82,700
Broadcast and digital operating income	$49,135	$44,194	$135,099	$112,002

Adjusted EBITDA[2]	$42,734	$39,568	$117,735	$96,365

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders	$13,876	$(12,772)	$31,749	$(34,539)
Interest income	(13)	(178)	(185)	(212)
Interest expense	15,896	18,243	49,794	55,776
Provision for (benefit from) income taxes	6,257	(136)	12,366	(21,526)
Depreciation and amortization	2,336	2,489	6,925	7,419
EBITDA	$38,352	$7,646	$100,649	$6,918
Stock-based compensation	53	794	478	1,455
Loss on retirement of debt	—	—	6,949	—
Other income, net	(2,120)	(1,684)	(6,166)	(3,282)
Noncontrolling interest in income of subsidiaries	579	495	1,645	846
Casino chase costs	2,508	—	4,841	—
Employment Agreement Award, incentive plan award expenses and other compensation	1,190	1,008	2,698	2,318
Contingent consideration from acquisition	—	5	280	(1)
Severance-related costs	80	559	653	2,145
Cost method investment income from MGM National Harbor	2,092	1,695	5,708	3,266
Impairment of long-lived assets	—	29,050	—	82,700
Adjusted EBITDA	$42,734	$39,568	$117,735	$96,365

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	September 30, 2021	December 31, 2020
	(unaudited)

	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$111,831	$73,858
Intangible assets, net	781,708	764,858
Total assets	1,237,537	1,195,487
Total debt (including current portion, net of issuance costs)	818,191	842,286
Total liabilities	972,367	995,888
Total stockholders' equity	248,153	186,898
Redeemable noncontrolling interest	17,017	12,701

	September 30, 2021	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $14.3 million (fixed rate)	$810,686	7.375%
PPP Loan	7,505	1.00%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management’s current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

The COVID-19 pandemic could have an impact on certain of our revenue and alternative revenue sources on a going forward basis. While parts of the country are recovering, other parts could see a resurgence of the pandemic and this could impact our results of operations, particularly in our larger markets such as Dallas, Houston and Atlanta. During the early portion of the pandemic, a number of advertisers across significant advertising categories reduced advertising spend due to the outbreak. This was particularly true within our radio segment which derives substantial revenue from local advertisers, including in areas such as Texas, Ohio and Georgia. The economies in these areas were hit particularly hard due to social distancing and other government interventions. Further, the COVID-19 outbreak caused the postponement of our 2020 Tom Joyner Foundation Fantastic Voyage cruise and impaired ticket sales of other tent pole special events, some of which we had to cancel. A resurgence could have a similar future impact. We do not carry business interruption insurance to compensate us for losses and such losses may continue to occur as a result of the ongoing nature of the COVID-19 pandemic. New outbreaks or surges in new cases due to variants in the markets in which we operate could have material impacts on our liquidity, operations including potential impairment of assets, and our financial results. Likewise, our income from our investment in MGM National Harbor Casino could be negatively impacted by closures and limitations on occupancy imposed by state and local governmental authorities.

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

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PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,
	2021	2020	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$43,089	$34,919	$8,170	23.4%
Political Advertising	711	4,324	(3,613)	(83.6)%
Digital Advertising	14,981	8,121	6,860	84.5%
Cable Television Advertising	22,969	19,603	3,366	17.2%
Cable Television Affiliate Fees	25,877	24,421	1,456	6.0%
Event Revenues & Other	3,836	524	3,312	632.1%

Net Revenue (as reported)	$111,463	$91,912	$19,551	21.3%

Net revenue increased to approximately $111.5 million for the quarter ended September 30, 2021, from approximately $91.9 million for the same period in 2020. Net revenues from our radio broadcasting segment increased 21.8% compared to the same period in 2020. The increase in net revenue in our radio broadcasting segment was due primarily to mitigation of the economic impacts of the COVID-19 pandemic which began in March 2020. We experienced net revenue improvements in all of our existing radio markets, with the exception of Philadelphia and Raleigh. Net revenue excluding political, from our radio broadcasting segment increased 29.2% compared to the same period in 2020. We recognized approximately $48.8 million of revenue from our cable television segment during the three months ended September 30, 2021, compared to approximately $44.7 million for the same period in 2020 with increases in both advertising and affiliate sales. We recognized approximately $9.9 million of revenue from our Reach Media segment during the three months ended September 30, 2021, compared to approximately $7.8 million for the same period in 2020 due to increased demand. Finally, net revenues for our digital segment increased approximately $6.5 million for the three months ended September 30, 2021, compared to the same period in 2020, primarily due to an increase in direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $74.6 million for the quarter ended September 30, 2021, up 34.1% from the approximately $55.6 million incurred for the comparable quarter in 2020. The overall operating expense increase was driven by higher programming and technical expenses, higher selling, general and administrative expenses and higher corporate selling, general and administrative expenses.

During the quarter ended September 30, 2020, we began to reinstate certain cost-cutting measures that were taken during the preliminary phases of the pandemic such as furloughs, layoffs and salary reductions. Continuing throughout 2021, as the economy began to recover, we also reversed certain other expense reduction measures including increasing travel and entertainment expenses, merit raises, marketing spend and programming/production costs, and special event costs. As a result of the continued reopening of the economy and corresponding increases in revenue, we’ve incurred an increase in the following expenses: approximately $4.7 million in employee compensation expenses, $2.7 million in higher program content amortization expense at our cable television segment, $1.6 million in special event costs, $2.2 million in marketing spend, $708,000 in increased travel and office expenses, $2.0 million in contract labor, talent costs and consulting fees and $2.4 million in variable expenses. Finally, the increase in corporate selling, general and administrative expenses for the three months ended September 30, 2021, compared to the same period in 2020 is primarily due to an increase in expenses related to corporate development activities in connection with potential gaming and other similar business activities. The Company has incurred approximately $2.5 million in casino chase costs for the quarter ended September 30, 2021.

Depreciation and amortization expense decreased to approximately $2.3 million for the quarter ended September 30, 2021, compared to approximately $2.5 million for the quarter ended September 30, 2020.

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PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Interest expense decreased to approximately $15.9 million for the quarter ended September 30, 2021, compared to approximately $18.2 million for the quarter ended September 30, 2020. The Company made cash interest payments of approximately $31.6 million for the quarter ended September 30, 2021, compared to cash interest payments of approximately $9.2 million on its outstanding debt for the quarter ended September 30, 2020. As previously announced, on January 25, 2021, the Company closed on new senior secured notes (the “2028 Notes”). The proceeds from the 2028 Notes were used to prepay in full (1) the 2017 Credit Facility, (2) the 2018 Credit Facility, (3) the MGM National Harbor Loan; (4) the remaining amounts of our 7.375% Notes, and (5) our 8.75% Notes that were issued in the November 2020 Exchange Offer.

During the three months ended September 30, 2021, we recorded a provision for income taxes of approximately $6.3 million compared to a benefit from income taxes of $136,000 for the three months ended September 30, 2020. The increase in the provision for income taxes was primarily due to the application of the estimated annual effective tax rate for the year to date and pre-tax income of approximately $20.7 million during the quarter, and state tax law changes, and provision to return adjustments. The tax provision resulted in an effective tax rate of 30.2% and 1.1% for the three months ended September 30, 2021 and 2020, respectively. The Company did not pay taxes for the quarter ended September 30, 2021 and paid $509,000 in taxes for the quarter ended September 30, 2020.

Other income, net, was approximately $2.1 million and $1.7 million for the three months ended September 30, 2021 and 2020, respectively. We recognized other income in the amount of approximately $2.1 million and $1.7 million for the three months ended September 30, 2021 and 2020, respectively, related to our MGM investment.

The increase in noncontrolling interests in income of subsidiaries was due primarily to higher net income recognized by Reach Media during the three months ended September 30, 2021 compared to the three months ended September 30, 2020.

Other pertinent financial information includes capital expenditures of approximately $1.7 million and $526,000 for the quarters ended September 30, 2021 and 2020, respectively.

During the three months ended September 30, 2021, the Company did not repurchase any shares of Class A common stock and repurchased 6,715 shares of Class D common stock in the amount of $39,000. During the three months ended September 30, 2020, the Company did not repurchase any shares of Class A or Class D common stock.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended September 30, 2021, the Company executed a Stock Vest Tax Repurchase of 3,285 shares of Class D Common Stock in the amount of $18,000. During the three months ended September 30, 2020, the Company executed a Stock Vest Tax Repurchase of 3,195 shares of Class D Common Stock in the amount of $6,000.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2021 and 2020 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2021
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$111,463	$38,541	$9,939	$14,981	$48,846	$(844)
OPERATING EXPENSES:
Programming and technical	29,226	9,196	3,435	2,834	14,125	(364)
Selling, general and administrative	33,102	16,156	2,220	6,761	8,450	(485)
Corporate selling, general and administrative	12,271	—	626	1	2,072	9,572
Stock-based compensation	53	4	—	—	3	46
Depreciation and amortization	2,336	814	49	307	932	234
Total operating expenses	76,988	26,170	6,330	9,903	25,582	9,003
Operating income (loss)	34,475	12,371	3,609	5,078	23,264	(9,847)
INTEREST INCOME	13	—	—	—	—	13
INTEREST EXPENSE	15,896	43	—	79	1,919	13,855
OTHER INCOME, net	(2,120)	(14)	—	—	—	(2,106)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	20,712	12,342	3,609	4,999	21,345	(21,583)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,257	3,789	1,063	—	6,436	(5,031)
CONSOLIDATED NET INCOME (LOSS)	14,455	8,553	2,546	4,999	14,909	(16,552)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	579	—	—	—	—	579
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,876	$8,553	$2,546	$4,999	$14,909	$(17,131)

Adjusted EBITDA[2]	$42,734	$13,240	$3,631	$5,385	$24,204	$(3,726)

PAGE 8 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2020
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$91,912	$31,645	$7,751	$8,451	$44,746	$(681)
OPERATING EXPENSES:
Programming and technical	24,202	8,128	2,758	2,340	11,343	(367)
Selling, general and administrative	23,516	12,137	1,271	4,514	5,870	(276)
Corporate selling, general and administrative	7,893	—	603	6	1,207	6,077
Stock-based compensation	794	103	—	—	—	691
Depreciation and amortization	2,489	759	59	483	934	254
Impairment of long-lived assets	29,050	29,050	—	—	—	—
Total operating expenses	87,944	50,177	4,691	7,343	19,354	6,379
Operating income (loss)	3,968	(18,532)	3,060	1,108	25,392	(7,060)
INTEREST INCOME	178	—	—	—	178	—
INTEREST EXPENSE	18,243	—	—	79	1,919	16,245
OTHER INCOME, net	(1,684)	—	—	—	—	(1,684)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(12,413)	(18,532)	3,060	1,029	23,651	(21,621)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(136)	(1,820)	746	—	5,931	(4,993)
CONSOLIDATED NET (LOSS) INCOME	(12,277)	(16,712)	2,314	1,029	17,720	(16,628)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	495	—	—	—	—	495
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,772)	$(16,712)	$2,314	$1,029	$17,720	$(17,123)

Adjusted EBITDA[2]	$39,568	$11,743	$3,221	$1,574	$26,360	$(3,330)

PAGE 9 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2021
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$310,496	$101,793	$27,169	$40,466	$143,549	$(2,481)
OPERATING EXPENSES:
Programming and technical	80,829	26,297	10,232	8,061	37,321	(1,082)
Selling, general and administrative	94,568	44,726	5,346	18,386	27,504	(1,394)
Corporate selling, general and administrative	31,544	—	1,879	2	4,822	24,841
Stock-based compensation	478	31	—	—	74	373
Depreciation and amortization	6,925	2,335	160	945	2,799	686
Total operating expenses	214,344	73,389	17,617	27,394	72,520	23,424
Operating income (loss)	96,152	28,404	9,552	13,072	71,029	(25,905)
INTEREST INCOME	185	—	—	—	—	185
INTEREST EXPENSE	49,794	131	—	237	5,756	43,670
LOSS ON RETIREMENT OF DEBT	6,949	—	—	—	—	6,949
OTHER INCOME, net	(6,166)	(420)	—	—	—	(5,746)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	45,760	28,693	9,552	12,835	65,273	(70,593)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	12,366	7,499	2,546	—	17,401	(15,080)
CONSOLIDATED NET INCOME (LOSS)	33,394	21,194	7,006	12,835	47,872	(55,513)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,645	—	—	—	—	1,645
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$31,749	$21,194	$7,006	$12,835	$47,872	$(57,158)

Adjusted EBITDA[2]	$117,735	$31,011	$9,771	$14,348	$74,018	$(11,413)

PAGE 10 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2020
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$262,795	$87,066	$20,709	$20,844	$136,003	$(1,827)
OPERATING EXPENSES:
Programming and technical	75,684	25,604	9,144	7,902	34,163	(1,129)
Selling, general and administrative	75,109	41,555	4,324	11,845	18,022	(637)
Corporate selling, general and administrative	23,365	—	1,941	25	3,587	17,812
Stock-based compensation	1,455	214	59	6	—	1,176
Depreciation and amortization	7,419	2,266	178	1,248	2,817	910
Impairment of long-lived assets	82,700	82,700	—	—	—	—
Total operating expenses	265,732	152,339	15,646	21,026	58,589	18,132
Operating (loss) income	(2,937)	(65,273)	5,063	(182)	77,414	(19,959)
INTEREST INCOME	212	—	—	—	178	34
INTEREST EXPENSE	55,776	3	—	238	5,756	49,779
OTHER INCOME, net	(3,282)	(1)	—	—	—	(3,281)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(55,219)	(65,275)	5,063	(420)	71,836	(66,423)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(21,526)	(11,693)	1,320	—	17,972	(29,125)
CONSOLIDATED NET (LOSS) INCOME	(33,693)	(53,582)	3,743	(420)	53,864	(37,298)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	846	—	—	—	—	846
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(34,539)	$(53,582)	$3,743	$(420)	$53,864	$(38,144)

Adjusted EBITDA[2]	$96,365	$21,307	$5,601	$1,283	$80,335	$(12,161)

Urban One, Inc. will hold a conference call to discuss its results for the third fiscal quarter of 2021. The conference call is scheduled for Thursday, November 4, 2021 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-877-336-4436; international callers may dial direct (+1) 234-720-6984. The Access Code is 9827486.

A replay of the conference call will be available from 1:00 p.m. EDT November 4, 2021 until 12:00 a.m. EDT November 8, 2021. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 8168582.

Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of September 30, 2021, we owned and/or operated 63 independently formatted, revenue producing broadcast stations (including 54 FM or AM stations, 7 HD stations, and the 2 low power television stations we operate) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show

PAGE 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, casino chase costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3For the three months ended September 30, 2021 and 2020, Urban One had 51,190,105 and 44,175,385 shares of common stock outstanding on a weighted average basis (basic), respectively. For the nine months ended September 30, 2021 and 2020, Urban One had 49,816,663 and 44,738,635 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended September 30, 2021 and 2020, Urban One had 55,080,394 and 44,175,385 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the nine months ended September 30, 2021 and 2020, Urban One had 53,832,135 and 44,738,635 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.